Exhibit 99.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT, (this “Asset Purchase Agreement”) is made and entered into as of the 8th day of September, 2014, by and between APT MotoVox Group, Inc. (hereinafter referred to as “MotoVox” or “Buyer”), on the one hand, and Charles Carothers, doing business as Moto Fusion, International Motorsport Marketing Services, LLC, Cameron Woods, and Missing Link LLC, (collectively, “Sellers”), on the other hand.

WITNESSETH:

WHEREAS, Sellers are the owners of certain parts, components, kits, and products for motorized bicycles named Motoped (collectively, “Products”);

WHEREAS, the Products were originally designed and marketed by Charles Carothers and Cameron Woods, who operated collectively as Moto Fusion and Missing Link LLC through Kickstarter, the online crowd funding platform;

WHEREAS, the Kickstarter campaign was successfully funded as of December 22, 2013 and Sellers transitioned their marketing and sales to motopeds.com;

WHEREAS, as of the date of the execution of this Asset Purchase Agreement, Sellers have delivered 162 complete Motopeds to end customers with 329 pre-ordered units that have yet to be delivered;

WHEREAS, the physical inventory of Products for shipment to end customers, including the 329 pre-ordered Motopeds, are currently in the possession of Sellers’ supplier in Taiwan, among others;

WHEREAS, Buyer and Sellers are working with the supplier in good faith to negotiate a separate purchase agreement for acquisition and shipment of the remaining inventory of Products from the supplier;

WHEREAS, Buyer desires to purchase, on the terms and conditions set forth herein, all of Sellers’ assets for operation, design, creation, marketing, sales, and maintenance of Motopeds, including all existing inventory of Products;

WHEREAS, Sellers desire to sell the assets to Buyer on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing and the conditions, covenants, and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1.	Sale of Assets.

(a)
Assets. Subject to the terms, provisions, and conditions of this Asset Purchase Agreement, Sellers hereby sell, covey, transfer, and deliver to Buyer and Buyer purchases from Sellers, all of Sellers’ Right, title and interest in and to the assets of Sellers set forth below (the “Assets”), free and clear of any and all liens, pledges, security interests, and encumbrances, of every kind or nature whatsoever:

(i)
All intellectual properties, including any and all copyright, trademarks, patents, and trade secrets related to the Motoped product, including notes, memorandums, designs, drawings, renderings, models, whether in draft, revision, edit, prototype or final form on or in any medium, paper, digital media, hard drive, storage, or form;

(ii)	All marketing materials, including and not limited to all point of sale collateral materials, displays, signage, kits, brochures, posters, banners for Products;

(iii)
Internet domains and related properties, including and not limited internet protocol (“IP”) addresses, Uniform Resource Locators (“URL”), web addresses, websites, website contents, Facebook accounts, Twitter accounts, or any online or web content accessible by the general public related to Products, including the www.motopeds.com domain;

(iv)	Tooling for manufacturer and sales of Products; and

(v)	All inventory, supplies, equipment, fixtures, cash, accounts receivable.

2.
Sellers’ Retention of Liabilities. Sellers shall retain responsibility for all liabilities relating to Sellers’ business under, among others, Moto Fusion and Missing Link LLC, arising in connection with or incurred by the operation of those businesses or the acts or omissions of Sellers or any of their employees, agents, or affiliates prior to execution of this Purchase Agreement; The parties expressly agree that Buyer is not assuming any obligations or liabilities of Sellers, including, without limitation, obligations or liabilities in connection with Products sold and delivered to end customers prior to execution of the Asset Purchase Agreement.

3.
Buyer’s Assumption of Liabilities. Buyer agrees to assume only Sellers’ liabilities and obligations specified on Schedule 3 attached hereto (including any amendments to such Schedule mutually agreed to by the parties prior to the Contract Date).  In addition, Buyer shall be responsible for the legal costs associated with the drafting and execution of this Asset Purchase Agreement.

4.	Purchase Price. Buyer shall pay to Sellers the following as purchase price for the Assets:

(a)	$50,000 payment to Cameron Woods upon execution of the Asset Purchase Agreement;

(b)	$150,000 payment to Sellers on October 31, 2014, specifically apportioned as follows:

(i)	$30,0000 payable to Charles Carothers;

(ii)	$60,000 payable to International Motorsport Marketing Services, LLC; and

(iii)	$60,000 payable to Cameron Woods.

(c)	Earn-Outs. Buyer shall make periodic payments to Sellers based on Buyers’ revenue stream from sales of Products for the remainder of 2014, as follows:

(i)
Buyer shall pay to Sellers 200% of the gross revenue derived from sales of Products, commencing from November 1, 2013 through and including September 15, 2014, subject to the payment schedule under subsections (iii) and (iv) below;

(ii)
Buyer shall pay Sellers 100% of the gross revenue derived from sales of Products between September 16, 2014 and December 31, 2014, subject to the payment schedule under subsections (iii) and (iv) below;

(iii)	For the first $1,000,000 in gross revenue derived from sales of Products, Buyer shall pay to Sellers, on a quarterly basis, 25% of the gross profit from sales of each and every Product;

(iv)
For the second $1,000,000 in gross revenue derived from sales of Products, Buyer shall pay to Sellers, on a quarterly basis, 20% of the gross profit from sales of each and every Product, until the total payment to Sellers reach the combined gross revenue amount in subsections (i) and (ii) hereinabove; and

(v)	For all payments to Sellers under section 4(c) herein, the payments shall be split between the Sellers as follows:

(1)	20% of the payment to Charles Carothers;

(2)	40% of the payment to International Motorsport Marketing Services, LLC; and

(3)	40% of the payment to Cameron Woods.

5.
Off Sets on Deposit Liabilities.  In the event any of the 162 delivered units or 329 pre-ordered units of complete Motopeds are returned after delivery or canceled prior to delivery, Buyer’s payment to Sellers under section 4(c) of this Asset Purchase Agreement for earn-outs shall be off set by the value of the return or cancellation plus 10% of that value, as a carrying charge.

6.
Royalty Payments.  Subject to Sellers’ assignment and conveyance of all rights, ownership, and interest in the Intellectual Properties to Buyer and in addition to the Purchase Price set forth in section 4 above, Buyer shall pay for use of the Intellectual Properties as follows:

(a)
Patent Royalty. 5% of the cost incurred or paid by Sellers for the Jackshaft/Crank shown in Schedule A, Bill of Materials, accruing from execution of the Asset Purchase Agreement for a period of two (2) years.

(b)
Design Royalty. 3% of the cost of all parts, components, products, or kits based on the current Motoped design, exclusive of any parts, components for the engine, as further defined by the Bill of Materials, accruing from execution from execution of the Asset Purchase Agreement for a period of two (2) years or until the design for the frame of Motoped changes more than 20% cosmetically, whichever occurs first.

(c)	All payments for royalty under section 5 of this Purchase Agreement shall be made on a quarterly basis and be split equally between International Motorsport Marketing Services, LLC and Cameron Woods.

7.	Equity Participation. Buyer shall grant to Sellers equity interest in MotoVox as follows:

(a)	For every $200 of gross revenue derived from sales of Products in 2014 and 2015, Buyer shall issue to Charles Carothers one (1) preferred non-voting share of MotoVox;

(b)	For every $200 of gross revenue derived from sales of Products in 2014 and 2015, Buyer shall issue to International Motorsport Marketing Services, LLC one (1) preferred non-voting share of MotoVox;

(c)	For every $200 of gross revenue derived from sales of Products in 2014 and 2015, Buyer shall issue to Cameron Woods one (1) preferred non-voting share of MotoVox;

(d)	Each preferred share is convertible into 500 common shares and may not be converted within 18 months from issuance of the share; and

(e)
All qualified or earned shares shall vest and be issued on a quarterly basis based on gross revenue from that quarter, except for shares derived from sales of Products, commencing from November 1, 2013 through and including September 15, 2014, which shares shall be issued by October 15, 2014.

8.
Service Agreement. Buyer and Sellers shall enter into separate agreements with each of the individual Sellers for services related to development and/or marketing of Products, which agreements shall contain the following principal terms and conditions:

(a)
Charles Carothers: A 12-month independent sales and marketing contractor agreement at $70,000 annually with potential bonuses. The first 6 months of the agreement shall not be subject to a dismissal of any kind or for any reason with the exception of gross negligence or intentional harm to Buyer. The agreement shall contain a one year contractor renewal. Carothers agrees to give his best efforts as a private contractor for Buyer.

(b)
International Motorsport Marketing Services, LLC: A 12-month independent marketing contractor agreement at $120,000 for the 12-month term paid in monthly installments. The first six months of the agreement shall not be subject to a dismissal of any kind or for any reason with the exception of gross negligence or intentional harm to Buyer.  The agreement shall contain a one year contractor renewal. The Member of the LLC shall give his best efforts as a private contractor for Buyer.

(c)
Cameron Woods: A 2-year independent product development contractor agreement at $50,000 annual salary for the first year and $60,000 for the second year. The first six months of the agreement shall not be subject to a dismissal of any kind or for any reason with the exception of gross negligence or intentional harm to the Buyer. Woods agrees to give his best efforts as a private contractor for Buyer.

9.	Representations and Warranties of Sellers. Sellers represent and warrant to Buyer as of the Contract Date the following:

(a)
Valid and Binding Agreement. The execution and delivery of this Asset Purchase Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite action by Sellers. Sellers have the right, power, and authority to execute, deliver and perform this Asset Purchase Agreement. This Asset Purchase Agreement constitutes a valid and legally binding agreement of Sellers enforceable in accordance with its terms, subject to applicable equitable principles regarding the enforceability of agreements, generally.

(b)
No Conflict. Neither the execution and delivery of this Asset Purchase Agreement nor the consummation of the transactions herein contemplated, nor fulfillment of or compliance with the terms and provisions hereof does or will: (i) constitute a default, breach, violation, or grounds for termination of any material agreement to which Sellers are a party, or any material license, permit, or other governmental authorization issued to Sellers, or (ii) result in the creation or imposition of any lien, charge, or encumbrance upon any of the Assets, or (iii) result in the violation by Sellers of any law, statute, rule, regulation, judgment, writ, injunction, decree or order to which either Sellers or any of the Assets are subject or bound.

(c)
Good and Marketable Title. Sellers own and will convey good and marketable title to all Assets, free and clear of any mortgages, liens, pledges, security interests, charges, and encumbrances. Upon delivery to Buyer of the executed Bill of Sale attached hereto in Schedule 2, Sellers shall have conveyed to Buyer title to the Assets as specified in this Section. With respect to the Assigned Contracts, Sellers have the right to assign the Assigned Contracts as contemplated by this Asset Purchase Agreement, and upon of the Assignment and Assumption Agreement in the form hereto attached as Attachment B, Buyer shall have all of each Sellers’s rights and interests under each such Assigned Contract for the time period from and after execution of the Asset Purchase Agreement. No other person or entity has any right, title, claim, or interest in or to any of the Assets.

(d)
Litigation and Potential Claims. Except for Sellers’ current negotiation with its supplier(s), Avesta International and/or Ocean Group International Corporation (collectively, “Avesta”) regarding payment and acquisition for certain Products currently in Avesta’s possession, there are no pending, or to Sellers’ knowledge threatened legal actions, suits, proceedings, claims, or investigations, nor has there occurred any event which may result in any legal action, suit, proceeding, claim or investigation, by persons, governmental agencies, or others against Sellers in connection with the Assets which, if adversely determined against Sellers, would have a material adverse effect upon the Assets, or upon Buyer’s ownership or use thereof, or upon Sellers’ ability to consummate the transactions contemplated by this Asset Purchase Agreement.

(e)
Contracts. Schedule 2 hereto is a complete and correct list of all material contracts, obligations, or commitments (whether written or oral) relating to the business of Sellers and the Assets (collectively, the “Contracts”). There is no default or claim thereof under any of the Contracts or the Assigned Contracts. There are no facts or conditions known to Sellers which, with the lapse of time or notice and the lapse of time, will result in a default by a party under any of the Contracts or the Assigned Contracts. All Assigned Contracts are in full force and effect. Sellers have not received written notice that any person intends to cancel or terminate any of the Assigned Contracts or to exercise or not exercise any option thereunder.

(f)
Taxes. Buyer shall be responsible for any appropriate accruals for the payment of all taxes, assessments, fees, and other governmental charges in connection with any of his properties or assets required to have been paid or accrued by it as of the day of this Purchase Agreement (including, without limitation, all income, withholding, excise, unemployment, Social Security, occupation, franchise, property and import taxes, duties or charges, and all deficiency assessments, penalties and interest in respect thereof) except those being contested in good faith or litigated by appropriate proceedings (including specifically any disputes or lawsuits arising from Sellers’ dealings with Avesta).

(g)
Compliance with Laws. Sellers are in compliance with all applicable federal, state and local statutes, regulations, orders and requirements in all material respects with respect to the Assets. There are no actions, investigations, audits or other government inquiries currently pending regarding Sellers or Sellers’ employees’ activities, and Sellers have not received any claim or notice, written or oral, from any federal, state or local government agency that Sellers’ properties violate any federal, state, or local statute, regulation, order or requirement.

(h)
Equipment. Sellers know of no material adverse condition or material problem with any item of tangible property included in the Assets. All of the tangible Assets are in reasonably good condition, ordinary wear and tear excepted.

(i)
No Adverse Conditions. Other than Sellers’ potential dispute with Avesta, there are no material adverse conditions or circumstances that may interfere with Buyer’s (i) ownership, use and enjoyment of, or opportunity to resell or encumber any of the tangible property included in the Assets, or (ii) enjoyment of all of Sellers’s rights and interests under each of the Assigned Contracts.

(j)
Disclosure of Material Information. Sellers have made available to Buyer or its representatives or agents copies of all material documents concerning Sellers or the Assets. All documents presented and information provided to Buyer by Sellers, or their representatives or agents, concerning Sellers or the Assets, when taken together as a whole, are complete and accurate in all material respects. Neither this Asset Purchase Agreement nor any attachment or schedule hereto, or any certificate issued pursuant hereto, or any document provided by Sellers to Buyer concerning any of the Assets, Sellers or this transaction contains any untrue statement of material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading. There is no fact or circumstance known to Sellers which materially adversely affects the Assets which has not been disclosed by Sellers to Buyer or its representatives or agents in writing.

10.	Representations and Warranties of Buyer. Buyer represents and warrants to Sellers that as of the contract date:

(a)
Organization. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the power to hold all rights, privileges, franchises, licenses, permits, authorizations, and approvals (governmental and otherwise) necessary to own and operate its business.

(b)
Valid and Binding Agreement. The execution and delivery of this Asset Purchase Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action by Buyer. Buyer has the right, power, and authority to execute, deliver and perform its obligations under this Asset Purchase Agreement. This Asset Purchase Agreement constitutes a valid and legally binding agreement of Buyer enforceable in accordance with its terms, subject to applicable equitable principles concerning the enforceability of agreements generally.

(c)
No Conflict. Neither the execution and delivery of this Asset Purchase Agreement nor the consummation of the transactions herein contemplated, nor fulfillment of or compliance with the terms and provisions hereof does or will: (i) constitute a default, breach, violation, or grounds for termination of any material agreement to which Buyer is a party, or any material license, permit, or other governmental authorization issued to Buyer, or (ii) result in the violation by Buyer of any law, statute, rule, regulation, judgment, writ, injunction, decree, or order to which Buyer is subject or bound.

11.	Cooperation.

(a)
Sellers shall take all actions and shall cooperate with Buyer by providing Buyer and its agents and employees with access to Sellers’ records pertaining to the Assets as may be reasonably requested by Buyer.

(b)
Sellers shall use their commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable, under applicable law and regulation, to consummate and make effective the transactions contemplated by this Asset Purchase Agreement. Sellers will execute and deliver, or cause to be executed and delivered, whether prior to or after the Closing, such instruments as Buyer may reasonably request for the purpose of carrying out the transactions contemplated by this Asset Purchase Agreement.

(c)
Buyer shall use its commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable, under applicable law and regulation, to consummate and make effective the transactions contemplated by this Asset Purchase Agreement. Buyer will execute and deliver, or cause to be executed and delivered such instruments as Sellers may reasonably request for the purpose of carrying out the transactions contemplated by this Asset Purchase Agreement.

12.	Indemnification.

(a)
Indemnification for the Benefit of Buyer. Sellers hereby agree to indemnify and hold harmless Buyer, its directors, officers, shareholders, employees, successors and assigns from and against any and all claims, demands, liabilities, cause of action, damages, losses, costs, and expenses (including, without limitation, reasonable attorneys’ fees and costs of defense) of any kind or nature whatsoever that may be sustained or suffered by Buyer, its directors, officers, shareholders, employees, successors or assigns, or any of them, in any way relating to, arising out of, or resulting from any of the following (“Buyer Indemnifiable Damages”): (i) the conduct by Sellers of their business related to any of the Assets at any time up to the execution date, and (ii) the material breach by Sellers of any representation or warranty in this Asset Purchase Agreement, or the material breach by Sellers of any covenant of Sellers in this Asset Purchase Agreement.

(b)
Indemnification for the Benefit of Sellers. Buyer hereby agrees to indemnify and hold harmless Sellers, their employees, successors and assigns from and against any and all claims, demands, liabilities, causes of action, damages, losses, costs and expenses (including, without limitation, reasonable attorney’s fees and costs of defense) of any kind or nature whatsoever which may be sustained or suffered by Sellers, their employees, successors and assigns, or any of them, in any way relating to, or arising out of, or resulting from: (i) Buyer’s failure to discharge timely or pay any liabilities or obligations of Sellers expressly assumed by Buyer pursuant to this Asset Purchase Agreement; and (ii) the material breach by Buyer of any representation or warranty hereinabove. (“Sellers Indemnifiable Damages”):

12.2	Matters Involving Non-Parties.

(a)
Non-Party Claims. If any person or entity not a party hereto (a “Non-Party Claimant”) notifies any party to this Asset Purchase Agreement (the “Indemnified Party”) with respect to any matter (a “Non-Party Claim”) which may give rise to a claim for indemnification against any other party to this Asset Purchase Agreement (the “Indemnifying Party”), then the Indemnified Party shall promptly (and in any event within fifteen (15) days after receiving notice of the Non-Party Claim) notify each Indemnifying Party thereof in writing. Such written notice shall specify the nature and amount of the claim(s) made or anticipated to be made and identity of the Non-Party Claimant and shall be accompanied by copies of any documents provided to the Indemnified Party by the Non-Party Claim.

(b)
Defense by Indemnified Party. The Indemnified Party, at the Indemnifying Party’s cost and expense, shall diligently conduct the defense of the Non-Party Claim with counsel of his or its choice, subject to the approval of the Indemnifying Party (not to be withheld unreasonably); provided that the Indemnified party shall not consent to the entry of judgment or enter into any settlement with respect to the Non-Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).

(c)
Insurance Coverage. Nothing contained in paragraph (b) above shall give the Indemnified party the right to select or approve counsel, or conduct the defense of an action, or otherwise to asset rights with respect to a Non-Party Claim, if doing so would be a violation or beach of, or otherwise be inconsistent with, the provisions of any applicable insurance policy of the Indemnifying Party with respect to such claim.

12.3	Conditions Precedent to Buyer Obligations. All obligations of Buyer are subject to fulfillment of the following conditions on or before the Closing, any one or more of which may be waived by Buyer.

(a)
Purchase Agreement with Avesta. This Asset Purchase Agreement is contingent upon the parties’ completion and execution of a Purchase Agreement with, among others, Ocean Group, Ocean Stainless, and/or Avesta International Corporation (collectively, “Avesta”) for purchase and acquisition of all inventories of Products currently in  Avesta’s possession in Taiwan, which products are valued at USD $528,474.04.  Buyer and Sellers will utilize their best efforts in good faith to consummate the purchase agreement with Avesta.

(b)
Representations and Warranties. Each and every representation and warrant made by Sellers is true in all material respects when made and is true as of the Contract Date in all material respects as if originally made on the Contract Date.

(c)	Due Diligence. Sellers shall not have discovered any financial or legal issue that has not been resolved to the satisfaction of the Buyer.

(d)	Covenants. All material obligations of Sellers to be performed between the signing of this Agreement and the Contract Date have been performed.

(e)
Legal Proceedings. No suit or proceeding shall be pending by any governmental agency or private person on any grounds, to restrain, enjoin or hinder the transactions contemplated under this Asset Purchase Agreement.

(f)
Delivery of Transaction Documents. All documents required to have been delivered by Sellers to Buyer as set forth on Schedule A (collectively, the “Transaction Documents”), and all actions required to have been taken by Sellers, shall have been taken or delivered to Buyer, as applicable.

(g)
All Proceedings to be Satisfactory. All proceedings to be taken by the Sellers in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer, and Buyer shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

(h)	Assigned Contracts. Sellers shall have delivered to the Buyer the Assignment and Assumption Agreement in connection with the Assigned Contracts.

(i)
Consent to Assignment. Each party to the Assigned Contracts other than Sellers shall have executed a Consent to Assignment of the respective contract to which it is a party. It shall be the obligation of Sellers to obtain such consents.

12.4
Conditions Precedent to Sellers Obligations. All obligations of Sellers are subject to fulfillment of the following conditions on or before the Closing, any one or more of which may be waived by Sellers.

(a)
Representations and Warranties. Each and every representation and warranty made by Buyer is true in all material respects when made and is true as of the Contract Date in all material respects as if originally made on the Contract Date.

(b)	Covenants. All material obligations of Sellers to be performed between the signing of this Agreement and the Contract Date have been performed.

(c)
Legal Proceedings. No suit or proceeding shall be pending by any governmental agency or private person on any grounds, to restrain, enjoin or hinder the transactions contemplated under this Asset Purchase Agreement.

(d)
Delivery of Transaction Documents. All Transaction Documents and other documents required to have been delivered by Buyer to Sellers, and all actions required to have been taken by Buyer, shall have been taken or delivered to Sellers, as applicable.

(e)
All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by Buyer in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Sellers, and Sellers shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

12.5	Obligations of Sellers upon Execution of Contract. Sellers shall deliver to Buyer upon execution of the Asset Purchase Agreement the following:

(a)	Inventory. The physical inventory to all of the Assets being sold hereunder, a form of which is attached hereto as Attachment A (Avesta Invoice dated August 18, 2014);

(b)
Assignment of Contracts. The executed Assignment and Assumption Agreement, a form of which is attached hereto as Attachment B and the executed Consents to Assignments referred to in Section 2 as required;

(c)	Assignment of Intellectual Property. The executed Assignment, a form of which is attached hereto as Attachment C; and

(d)	Other Documents. Executed copies of all Transaction Documents and other documents reasonably requested by Buyer to accomplish the transactions hereunder.

12.6	Obligations of Buyer upon Execution of Contract. Buyer shall deliver to Sellers upon execution of the Asset Purchase Agreement the following:

(a)	Purchase Price. Buyer shall deliver to Sellers the Purchase Price required under Section 4(a), specifically payment in the amount of $50,000 cash to the designated recipient;

(b)	Assignment of Contracts. The duly executed Assignment and Assumption Agreement referred to in Section 12.5(b); and

(c)	Other Documents. Executed copies of all Transaction Documents and other documents reasonably requested by Sellers to accomplish the transactions hereunder.

13.
Cooperation; Public Announcements. Sellers and Buyer agree to cooperate with each other following execution of the Asset Purchase Agreement in carrying out its provisions. Each party hereto shall provide to the other party all instruments and documents reasonably requested by the other party to effectuate the provisions of this Asset Purchase Agreement.

14.	Non-Competition.

(a)
Within three years following execution of the Asset Purchase Agreement, Sellers shall not, to any extent whatsoever, either directly or indirectly, without the express prior written consent of Buyer, engage in any  activity competitive with or adverse to the business, practice or affairs of Buyer unless such activity is disclosed to and permitted in writing by Buyer.

(b)	Buyer and Sellers agree that, in the event of a breach by Sellers of this Article, Buyer shall be entitled to injunctive relief and/or its compensable damages.

(c)
The parties agree that if a court of competent jurisdiction determines that any provision contained in this Section is determined to be invalid and unenforceable by reason of the duration or geographical scope of such covenant, such duration or geographical scope, or both, shall be reduced to a duration or geographical scope consistent with the decree of the court. Furthermore, Buyer shall have the unilateral right to designate less stringent restrictions with respect to the duration of geographical scope of the covenants contained in this Section, and such change shall be effective upon written notice to the Sellers. This section shall survive termination or expiration of this Agreement.

15.	Breach, Default and Termination.

(a)
Cure. In case of material breach or default of any obligations contained in this Asset Purchase Agreement by either of the Parties (hereinafter “Breaching Party”), the other party (“Non-breaching Party”) shall give the Breaching Party written notice thereof and allow a five (5) day period in which the Breaching Party shall cure the material breach.  If the Breach Party does not cure the material breach within that time, the Non-breaching Party shall have the right to terminate the Agreement as of the date it first gave notice to the Breaching Party thereof. Termination of this Asset Purchase Agreement shall not relieve the Breaching Party of liability for damages.

(b)
Remedies. The Assets herein are unique and are not readily available on the open market. For that reason and others, if either party fails to perform its obligations hereunder, the Non-Breaching Party, in addition to all other legal remedies, shall have the right to enforce the terms of this Asset Purchase Agreement by a decree of specific performance.

16.	Miscellaneous.

(a)
Entire Agreement. This Asset Purchase Agreement, together with the schedules and exhibits hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth herein. This Agreement, together with the schedules and exhibits hereto, supersedes and terminates all prior agreements and understandings between the parties with respect to the subject matter of this Agreement, including the August 22, 2014 Letter of Intent and any term sheets executed by and among Sellers and Buyers prior to execution of this Asset Purchase Agreement.

(b)
Governing Law and Venue. This Asset Purchase Agreement is executed in the State of Missouri and shall be construed in accordance with the laws of the State of Missouri without reference to such State’s conflicts of laws statutes or decisions). Any action brought to enforce or interpret this Asset Purchase Agreement shall be brought only in federal or state court having jurisdiction and sitting in Kansas City, Missouri.

(c)
Amendment and Waiver. No term or provision of this Agreement may be waived, changed, discharged, modified, or terminated orally or in any manner other than by an instrument in writing signed by the parties hereto or by a writing signed by the party against whom the change, discharge, modification or termination applies. No waiver at any time of any breach of any provision of this Asset Purchase Agreement shall be deemed a waiver or a breach of any other provision herein or a consent to any subsequent breach of the same or any other provision.

(d)
Tax Consequences. Sellers are responsible for payment of any and all income and other taxes owed by it as a result of the transaction pursuant to this Asset Purchase Agreement, including taxes with respect to the payment of the Purchase Price, and Sellers agree to indemnify, defend and hold harmless, Buyer, in accordance with the provisions of Section 11.1 of this Asset Purchase Agreement, with respect to any such taxes owed.

(e)	Notice of Assignment. Sellers may not assign its interests or delegate its duties under this Asset Purchase Agreement to any other person or entity.

(f)	Expenses. Each party shall pay its own fees and expenses (including attorney fees) incurred in connection with the transactions contemplated hereunder.

(g)	Binding Effect. This Asset Purchase Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(h)
Notices. Any notice or other communications required or permitted under this Asset Purchase Agreement shall be sufficiently given if sent by certified mail, return receipt requested, postage prepaid, to the addresses set forth below or such other addresses as may be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the earlier of the date received or three (3) business days from the date mailed.

If to Buyer:

Mr. Troy Covey
APT MotoVox Group Inc.

If to Sellers:

Charles Carothers

International Motorsport Marketing Services, LLC

Cameron Woods

Missing Link, LLC

(i)
Cumulative Rights and Remedies. Any right, power, or remedy provided under this Asset Purchase Agreement to any party hereto shall be cumulative and in addition to any other right, power, or remedy provided under this Asset Purchase Agreement or existing in law or in equity (including, without limitation, the remedies of injunctive relief and specific performance).

(j)
Counterparts. This Asset Purchase Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which counterparts collectively shall constitute one (1) instrument representing the agreement among the parties.

(k)
Headings. The descriptive headings of the sections of this Asset Purchase Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provision hereof.

(l)
Severability. If any part of this Asset Purchase Agreement shall be determined to be invalid, illegal or unenforceable by any valid Act of Congress or act of any legislature or by any regulation duly promulgated by the United States or a state acting in accordance with the law, or declared null and void by any court of competent jurisdiction, then such part shall be reformed, if possible, to conform to the law and, in any event, the remaining parts of this Asset Purchase Agreement shall be fully effective and operative insofar as reasonably possible.

(m)
Entire Agreement. This Asset Purchase Agreement supersedes all prior discussions and agreements between or among Buyer and Sellers related to the subject matter hereof, and this Asset Purchase Agreement and the schedules and attachments attached hereto or incorporated herein by reference contain the whole and entire agreement between the parties with respect to the transactions contemplated hereby.

IN WITNESS WHEREOF, the respective duly authorized representatives of each party have executed this Asset Purchase Agreement to be effective as of the date above.

SELLERS:

MISSING LINK, LLC

Signature: s/ Charles Carothers
Name: Charles Carothers
Title: Manager

CHARLES CAROTHERS

Signature: /s/ Charles Carothers

INTERNATIONAL MOTORSPORT MARKETING SERVICES, LLC

Signature: /s/ Paraskevi Siderakis
Name: Paraskevi Siderakis
Title: Manager

CAMERON WOODS

Signature: /s/ Cameron Woods

BUYER:

APT MOTOVOX GROUP, INC.

Signature: /s/ Troy A. Covey
Name: Troy A. Covey
Title: President

SCHEDULES AND ATTACHMENTS
TO
ASSET PURCHASE AGREEMENT

SCHEDULE 1	Assets
SCHEDULE 2	Assigned Contracts
SCHEDULE 3	Liabilities Assumed by Buyer
SCHEDULE 4	Litigation; Claims
ATTACHMENT A	Avesta Invoice
ATTACHMENT B	Assignment and Assumption Agreement
ATTACHMENT C	Assignment of Intellectual Properties
ATTACHMENT D	Bill of Materials

SCHEDULE 1

ASSETS

1.
The assets of the Business being purchased by the Buyer include all of the undertaking, property and assets of the Business as a going convern of every kind and description and wherever situated, whether owned individually or collectively, including but not limited to all inventory, supplies, equipment, fixtures, leasehold improvements, cash, accounts receivable, patents, trademarks, brand names, prototypes, renderings, drawings, POS collateral, IP addresses, URL’s, FaceBook pages, product tooling, customers lists, marketing materials and marketing system and IP.

The assets of the Business include:

Bank account - Currently $102,683.49

URLs: motopeds.com, motopedmotors.com, supermotoped.com, supermotopeds.com, motorizedbicyclemotors.com

Facebook.com/Motopeds, Instagram.com/Motopeds, Twitter.com/Motopeds

Motoped Build/Ride Facebook Group - https://www.facebook.com/groups/1432733183623914/

Infusionsoft account with contacts

MotoFusion Wordpress & Woocommerce Account

2 - 10’ x 4’ Motoped banners

1 - 2’ x 3’ “Enter to Win HERE” sign

Approximately 1200 - 4.5” Motoped stickers

Approximately 800 business card size Motoped flyers

Approximately 50 - 24x3 Duro Tires

Approximately 100 - 26x3 Duro Tires

Approximately 10 - 26x4.7 Fat Tires & Tubes

Misc. bolts, washers and small parts, i.e., 1 freewheel, 1 countershaft sprocket, 20 axle tensioners.

1 - 49cc fully automatic Zongshen engine

1 - Fat Tire Motoped w/ 125cc Lifan semi-auto

1 - Motoped w/ peg kit and 125cc Pitster Pro

2 - Motoped w/ 49cc 2speed automatic Lifan engines. Both with 88cc kit.

1 - Motoped w/ 70cc fully auto Lifan engine

1 – Complete Motoped rolling chassis (currently in Missouri)

1 – Survival Bike (currently in Missouri)

3 - Fat Tire triple Clamps

2 - Foot Pegs

1 - Frame Kit

U.S. Trademark No: 86232140 filed March 26, 2014

U.S. Patent No: 7,753,157 B1, Motorcycle with Pedals

SCHEDULE 2

ASSIGNED CONTRACTS

1.	Purchase agreements for 329 pre-ordered units that have not been delivered as of the Asset Purchase Agreement date.

SCHEDULE 3

LIABILITIES ASSUMED BY BUYER

1.	Contract obligations, from and after the Contract Date only, for Assigned Contracts listed on Schedule 2.

SCHEDULE 4

LITIGATION / CLAIMS

1.           None.

ATTACHMENT A

FORM OF BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS that as of the date of execution of the 8th day of September, 2014, the Asset Purchase Agreement, by and between APT MotoVox Group, Inc. (hereinafter referred to as “MotoVox” or “Buyer”), and Charles Carothers, International Motorsport Marketing Services, LLC, Cameron Woods, Missing Link LLC, (hereinafter referred to as “Sellers”), Sellers have granted, bargained, sold, conveyed, transferred, and delivered, and by these presents does bargain, sell, grant, convey, transfer and deliver unto Buyer good and marketable title to all the Assets listed in the August 18, 2014 Invoice from Avesta attached hereto as that term is defined in the Asset Purchase Agreement, free and clear of any mortgages, liens, pledges, security interests, charges and encumbrance.

IN WITNESS WHEREOF, this Bill of Sale has been executed as of the 8th day of September, 2014.

BUYER:

APT MOTOVOX GROUP, INC.

Signature: /s/ Troy A. Covey
Name: Troy A. Covey
Title: President

[ATTACH INVOICE]

ATTACHMENT B

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (“Agreement”) is made and entered into as of September 8, 2014, by and between Charles Carothers, International Motorsport Marketing Services, LLC, Cameron Woods, and Missing Link, LLC (the “Assignors”), and APT MotoVox Group, Inc. (the “Assignee”).

WITNESSETH:

WHEREAS, Assignors and Assignee are parties to that certain Asset Purchase Agreement dated as of September 8, 2014, (the “Purchase Agreement”), pursuant and subject to which Assignors agreed to assign and Assignee agreed to assume the Assigned Contracts (as defined in the Purchase Agreement); and

WHEREAS, Assignors desire to assign all of their rights, duties and obligations with respect to the Assigned Contracts and Assignee desires to accept such assignment and to assume all of the rights, duties and obligations of Assignors with respect to the Assigned Contracts, subject to the terms and conditions of the Purchase Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and in the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Assignment. Assignors hereby bargain, sell, assign and transfer to Assignee all of the Assigned Contracts identified in Schedule 2 and 3 of the Purchase Agreement.

2. Assumption. Assignee hereby assumes and agrees to be bound by all of the rights, duties and obligations of Assignors with respect to the Assigned Contracts arising on and after the date of this Agreement. Assignee agrees to indemnify, defend and save Assignors and their successors and assigns harmless from all obligations, liabilities and claims against any of them pursuant to the Assigned Contracts.

3. Retained Liabilities. Assignee assumes no liability or obligation with respect to, and Assignors retain full and complete responsibility for, and full obligation and liability in respect of, all indebtedness, obligations, claims and other liabilities (direct or indirect, known or unknown, choate or inchoate, absolute or contingent) of whatever nature of Assignor not specifically assumed by Assignee pursuant to the Purchase Agreement, including, without limitation, any liabilities or obligations, tax or otherwise, imposed on or incurred by Assignor as a result of the transactions contemplated by the Purchase Agreement.

4. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the day of year first above written.

SELLERS:

MISSING LINK LLC

Signature: /s/ Charles Carothers
Name: Charles Carothers
Title: Manager

CHARLES CAROTHERS

Signature: /s/ Charles Carothers

INTERNATIONAL MOTORSPORT MARKETING SERVICES, LLC

Signature: /s/ Paraskevi Siderakis
Name: Paraskevi Siderakis
Title: Manager

CAMERON WOODS

Signature: /s/ Cameron Woods

BUYER:

APT MOTOVOX GROUP, INC.

Signature: /s/ Troy A. Covey
Name: Troy A. Covey
Title: President

ATTACHMENT C

INTELLECTUAL PROPERTY ASSIGNMENT

THIS ASSIGNMENT (“Assignment”) is by and between Cameron Woods (“Assignor”), and APT MotoVox Group, Inc. (“Assignee”), Assignor and Assignee are collectively referred to as the “Parties.”

WHEREAS, Assignor is the owner of the following intellectual properties: United States Patent No. 7,753,157 B1, for Motorcycle with Pedals, and the word mark, MOTOPED, Serial No. 86,232,140, (collectively, “Intellectual Property”);

WHEREAS, Assignor desires to assign the entire right, title, and interest in the Intellectual Property to Assignee; and

WHEREAS, Assignee desires to acquire and receive the entire right, title and interest in the Intellectual Property.

NOW, THEREFORE, for good and valuable consideration, the receipt of which Assignor hereby acknowledges, Assignor, as owner, hereby sells, assigns and transfers to Assignee, its successors and assigns, the entire right, title, and interest, throughout the world, to the following Intellectual Property:

1.           The word mark, MOTOPED, United States Patent and Trademark Office Serial No. 86,232,140, filed on March 26, 2014; and

2.           U.S. Patent, Registration No. 7,753,157 B1, for Motorcycle with Pedals.

Assignor hereby further agrees for itself and its successors, assigns and legal representatives to cooperate with Assignee and promptly sign and deliver to Assignee any and such additional documents, instruments, endorsements, affidavits, and related information and take actions as Assignee may reasonably request for the purpose of effectuating the transfer of title to and procurement of all lawful rights associated with the aforesaid Intellectual Property to Assignee.

If any provision or part of this Assignment, including the transferability of the Intellectual Property, is held by a court of competent jurisdiction to be illegal, invalid or unenforceable, that provision or part shall be limited or eliminated to the minimum extent necessary so that this Assignment shall otherwise remain in full force and effect and enforceable.

IN WITNESS WHEREOF, the Parties hereto have executed this Intellectual Property Assignment as of the date first written herein.

ASSIGNOR	ASSIGNEE

CAMERON WOODS	APT MOTOVOX GROUP, INC.

/s/ Cameron Woods	/s/ Troy A. Covey
Signature	Signature

Cameron Woods	Troy A. Covey
Name	Name

September 8, 2014	September 8, 2014
Date	Date

ATTACHMENT D

BILL OF MATERIALS